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Exhibit 99.3

BEFORE THE PUBLIC SERVICE COMMISSION
OF THE STATE OF MISSOURI

In the Matter of the Tariff Revisions Respecting the Interim Energy Charge of The Empire District Electric Company	) ) )	Case No. ER-2002-1074

UNANIMOUS STIPULATION AND AGREEMENT REGARDING
"ERROR" IN CASE NO. ER-2001-299 AND AN IMMEDIATE REDUCTION
OF THE INTERIM ENERGY CHARGE

        COME NOW The Empire District Electric Company ("Empire" or "Company"), the Staff of the Missouri Public Service Commission ("Staff"), the Office of the Public Counsel ("Public Counsel") and Praxair, Inc. ("Praxair") and for their Unanimous Stipulation And Agreement Regarding "Error" In Case No. ER-2001-299 And An Immediate Reduction Of The Interim Energy Charge ("Agreement"), respectfully state as follows to the Missouri Public Service Commission ("Commission").

        1.    By its Report And Order issued on September 20, 2001 in Empire's recently concluded electric rate case (Case No. ER-2001-299), the Commission, among other things, approved a Unanimous Stipulation And Agreement Regarding Fuel And Purchased Power Expense And Class Cost Of Service And Rate Design ("Fuel Stipulation And Agreement") entered into by the parties to said case, which parties are the same parties to the instant Agreement.

        2.    One of the subjects of the Fuel Stipulation And Agreement concerns an Interim Energy Charge ("IEC") to be implemented by Empire. Paragraph 10 the Fuel Stipulation And Agreement provides in part as follows:

    Subsequent to the expiration of the IEC, a true-up audit will commence ("the IEC true-up audit") in which the Staff and the Public Counsel will have the opportunity to audit Empire's actual fuel costs for the period during which the IEC was in effect under the same terms and conditions that apply to audits in general rate cases before the Commission. If the IEC true-up audit determines that all or a portion of the revenue collected by Empire pursuant to the IEC exceeds Empire's actual and prudently incurred costs for fuel and purchase power (as recorded in the FERC accounts 501, 547 and 555) on a retail Missouri jurisdictional basis during the IEC period, Empire will refund the excess above the greater of the actual or the Base, plus interest, pursuant to the terms of this Agreement. No refund will be made if Empire's actual and prudently incurred costs for fuel and purchase power during the IEC period equal or exceed the Forecast amount.

        3.    In order to reduce or eliminate the potential for certain issues that might arise in connection with the IEC true-up audit referred to in said paragraph 10, and to resolve the issue that gave rise to the tariff filing which is the subject of Case No. ER-2002-425, i.e., the $3.6 million "error" in Empire's 2001 electric rate case, Case No. ER-2001-299, the undersigned, who constitute all of the parties to both Case No. ER-2002-299 and Case No. ER-2002-425, desire to specify in greater detail the manner in which the IEC true-up audit and process will work and in particular, how any refund amount referred to in said paragraph 10 will be calculated.

        4.    Specifically, the undersigned agree that for purposes of the IEC true-up audit referred to in said paragraph 10, Empire's actual retail Missouri jurisdictional fuel and purchase power expense will be Empire's total company fuel and purchased power expense multiplied by Empire's Missouri jurisdictional energy allocator. More specifically, the undersigned agree that for purposes of the IEC true-up audit, Empire's total company fuel and purchased power expense will be the sum of all expenses recorded in FERC accounts 501, 547, and 555, including the costs of off-system sales and other "fuel adders" (i.e., other miscellaneous fuel costs) that were incurred during the IEC period, less any imprudently incurred fuel and purchased power expense and any expenses inappropriately recorded in those accounts. The undersigned further agree that for purposes of the IEC true-up audit, the Missouri jurisdictional energy allocator will be the percentage that represents the Missouri retail jurisdiction's share of Empire's system sales during the period when the IEC is in effect, i.e., Missouri retail sales (the sales Empire makes to its residential, commercial and industrial customers located in Missouri, but not sales to wholesale customers regardless of location) divided by the total of Missouri retail sales plus Kansas retail sales plus Oklahoma retail sales plus Arkansas retail sales plus FERC wholesale system sales.1

"FERC wholesale system sales" are FERC regulated system wholesale sales, which currently consist of Empire's wholesale sales to Monett, Missouri, Mt. Vernon, Missouri, Chetopa, Kansas, Lockwood, Kansas, Twin Valley Cooperative, SeKan Columbus Cooperative and SeKan Crestline Cooperative, said cooperatives all represented by Kansas Electric Power Cooperative.

        5.    The undersigned agree that for purposes of the IEC true-up audit, the revenue collected by the IEC will be Empire's Missouri retail sales multiplied by $0.0054, reduced by the amount of the Rider CIEC credit to the interim energy charge (i.e., Missouri retail sales for the period that Rider CIEC is in effect multiplied by $0.0019), and that this amount is subject to refund pursuant to the existing Fuel Stipulation And Agreement. Rider CIEC is shown in Appendix A and is designed to reduce the amount collected by the IEC by approximately $7 million annually.

        6.    The undersigned agree that, while the costs of off-system sales and other fuel adders are not currently reflected in Empire's permanent rates, Empire has had, and continues to have the opportunity to recover these costs, if prudently incurred, on an interim basis in the revenue collected by the IEC pursuant to the terms of the Fuel Stipulation And Agreement and this Agreement.

        7.    Subsequent to the inception of the IEC, Empire has significantly reduced its risk and its customers' risk of exposure to high-cost natural gas through the year 2005 by entering into relatively low-priced forward contracts and financial positions for a significant portion of its anticipated natural gas requirements. Accordingly, Empire desires to reduce the IEC charges to its customers at this time to reflect this reduced risk.

        8.    The undersigned respectfully request the Commission to approve this Agreement at its earliest convenience. The undersigned further agree and represent that adjusting the IEC charges to reflect current risks constitutes good cause, pursuant to Section 393.140(11) RSMo 2000, to allow Rider CIEC to go into effect on less than 30 days' notice.

        9.    As a result of the discussions that have concluded in the execution of this Agreement, Empire will no longer assert that it has not had, or does not continue to have the opportunity to recover the $3.6 million "error" that occurred in its 2001 electric rate case, Case No. ER-2001-299. Empire also agrees that it will not seek to recover any portion of the $3.6 million "error," other than as already provided for in the existing Fuel Stipulation And Agreement, including the specification in greater detail above of the manner in which the IEC true-up audit and process will work and how any refund amount will be calculated. Empire, however, reserves the right to seek, in any pending or future rate case (thus, excluding the IEC true-up), recovery in permanent rates, rather than in the interim, subject-to-refund IEC charge, of the costs associated with Empire's off-system sales and "fuel adders" (i.e., other miscellaneous fuel costs) on a going forward basis.

        10.  Furthermore, as a result of the discussions that have concluded in the execution of this Agreement, Empire and the other signatories agree that Empire will not receive any interim rate relief through this Agreement.

        11.  Empire further agrees that if the Commission approves this Agreement, Empire will forego its right to appeal the Commission's May 9, 2002 decision in Empire's interim rate case (Case No. ER-2002-425), as well as any Commission decision respecting any application for rehearing that Empire may file in said interim rate case.

        12.  This Agreement has resulted from discussions and negotiations among the undersigned, and the terms of this Agreement are interdependent. In the event the Commission does not adopt this Agreement in total, the Agreement shall be null and void, and none of the undersigned shall be bound by any of the agreements or provisions herein.

        13.  By entering into this Agreement, other than as specifically provided herein, none of the undersigned shall be deemed to have approved, accepted, agreed to, consented to or acquiesced in any accounting, ratemaking or procedural principle, or any method of cost determination or cost allocation underlying, or supposed to underlie, any of the issues provided for herein. Furthermore, none of the undersigned shall be prejudiced or bound in any manner by the terms of this Agreement in this or any other proceeding, except as expressly provided herein. The stipulations contained herein are specific to the resolution of these proceedings, and all stipulations are made without prejudice to the rights of the undersigned to take other positions in other proceedings, except as necessary to effectuate the terms of this Agreement, such as in and respecting the IEC true-up.

        14.  In the event the Commission accepts the specific terms of this Agreement, the undersigned waive, with respect to the issues resolved herein: their respective rights pursuant to Section 536.070(2) RSMo 2000 to call, examine and cross-examine witnesses; their respective rights to present oral argument or written briefs pursuant to Section 536.080.1, RSMo 2000; their respective rights to the reading of the transcript by the Commission pursuant to Section 536.080.2, RSMo 2000; their respective rights to seek rehearing pursuant to Section 386.500, RSMo 2000; and their respective rights to judicial review pursuant to Section 386.510, RSMo 2000.

        15.  The Staff shall within fourteen (14) days of the filing of this Agreement, file with the Commission suggestions or a memorandum in support of this Agreement and the other signatories shall have the right to file responsive suggestions within ten (10) days of receipt of Staff's memorandum.

        16.  The Staff shall also have the right to provide, at any agenda meeting at which this Agreement is noticed to be considered by the Commission, whatever oral explanation the Commission requests, provided that the Staff shall, to the extent reasonably practicable, provide the other signatories and participants with advance notice of when the Staff shall respond to the Commission's request for such explanation once such explanation is requested from the Staff. The Staff's oral explanation shall be subject to public disclosure, except to the extent it refers to matters that are privileged or protected from disclosure pursuant to Missouri statutes or any protective order issued in this case.

        17.  To assist the Commission in its review of this Agreement, the undersigned also request that the Commission advise them of any additional information that the Commission may desire from them relating to the matters addressed in this Agreement, including any procedures for furnishing such information to the Commission.

        WHEREFORE, the undersigned request that the Commission: a) approve this Unanimous Stipulation And Agreement Regarding "Error" In Case No. ER-2001-299 And An Immediate Reduction Of The Interim Energy Charge, and b) order in this proceeding that the tariff sheet to be filed in accordance with this Agreement (Rider CIEC, Appendix A attached hereto) become effective for good cause shown, pursuant to Section 393.140(11) RSMo 2000, on the effective date of the order in this proceeding.

Respectfully submitted,

DANA K. JOYCE
General Counsel

/s/ Dennis L. Frey
Dennis L. Frey, Mo. Bar No. 44697
Missouri Public Service Commission
P.O. Box 360
Jefferson City, MO 65102
(573) 751-8700
(573) 751-9285 (fax)
e-mail: dfrey03@mail.state.mo.us
Attorney for the Staff of the
Missouri Public Service Commission
/s/ James C. Swearengen
James C. Swearengen, Mo. Bar No. 21510
Gary W. Duffy, Mo. Bar No. 24905
Brydon, Swearengen & England P.C.
P.O. Box 456
312 E. Capitol Avenue
Jefferson City, MO 65102-0456
(573) 635-7166
(573) 635-3847 (fax)
e-mail: Duffy@Brydonlaw.com
Attorneys for The Empire District Electric Company

/s/ John B. Coffman
John B. Coffman, Mo. Bar No. 36591
Office of the Public Counsel
P.O. Box 7800
Jefferson City, MO 65102-7800
(573) 751-5565
(573) 751-5562 (fax)
e-mail: jcoffman@mail.state.mo.us
Attorney for the
Office of the Public Counsel

/s/ Stuart W. Conrad
Stuart W. Conrad, Mo. Bar No. 23966
Finnegan, Conrad & Peterson, L.C.
3100 Broadway, Suite 1209
Kansas City, MO 64111
(816) 753-1122
(816) 756-0373 (fax)
stucon@fcplaw.com
Attorney for Praxair, Inc.

Certificate of Service

        I hereby certify that copies of the foregoing have been mailed or hand-delivered to all counsel of record this 14th day of May 2002.

/s/ Dennis L. Frey

STATE OF MISSOURI, PUBLIC SERVICE COMMISSION

THE EMPIRE DISTRICT ELECTRIC COMPANY

P.S.C. Mo. No. 5

Sec. 4             Original Sheet No. 21
Cancelling P.S.C. Mo. No.

Sec.                  Revised Sheet No.
Which was issued

For	ALL TERRITORY
No supplement to this tariff will be issued except for the purpose of cancelling this tariff.

CREDIT TO INTERIM ENERGY CHARGE RIDER
RIDER CIEC

APPLICATION:

  This Credit to Interim Energy Charge Rider applies to all kwh, either metered or unmetered, which are billed under the Interim Energy Charge (IEC) Rider. The application of this credit to the existing IEC reduces the net IEC charge for Missouri jurisdictional customers.

RATE:

  As a reduction or offset to the specific charge which Empire is authorized to make for the Interim Energy Charge set forth in the approved and effective rate schedules, the following amount will be subtracted (credited) as an offset to the IEC whenever the IEC is charged:

Per kwh	.0019

  The reduction to schedules PL and SPL, due to this Rider CIEC, will be calculated using assumed kwh usage for the various lamp sizes.

CONDITIONS:

  This credit rider shall be in effect until September 30, 2003, unless modified or removed earlier in conjunction with a final decision in Empire's pending permanent rate case, Case No. ER-2002-424.

DATE OF ISSUE	DATE EFFECTIVE

ISSUED BY David W. Gibson, Vice President, Joplin, MO

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  Exhibit 99.3
BEFORE THE PUBLIC SERVICE COMMISSION OF THE STATE OF MISSOURI
UNANIMOUS STIPULATION AND AGREEMENT REGARDING "ERROR" IN CASE NO. ER-2001-299 AND AN IMMEDIATE REDUCTION OF THE INTERIM ENERGY CHARGE
Certificate of Service